Exhibit 24.3


            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report on the financial statements of Fourth National Corporation dated February 7, 1992 and our report on the financial statements of Western National Bancorporation, Inc. dated March 11, 1993 in Fourth Financial Corporation's Form 10-K for the year ended December 31, 1993 and to all references to our Firm included in this registration statement.





                                /s/ Arthur Andersen & Co.
                                ARTHUR ANDERSEN & CO.








Tulsa, Oklahoma
May 26, 1994